Exhibit 99.1


                                                                      INSCI LOGO
                                             Optimizing the value of information



                                                                    NEWS RELEASE

NEWS RELEASE FOR APRIL 15, 2004 AT 7:30 A.M. EST

CONTACT: COMPANY:            INVESTORS:                BUSINESS/FINANCIAL MEDIA:
         INSCI               Allen & Caron Inc.        Allen & Caron Inc.
         Susan Worthy        Jill Bertotti (investors) Len Hall
         SWORTHY@INSCI.COM   JILL@ALLENCARON.COM       LEN@ALLENCARON.COM
         -----------------   -------------------       ------------------
         (508) 870-4000      (949) 474-4300            (949) 474-4300


    INSCI ANNOUNCES CONVERSION OF $1.6 MILLION OF CONVERTIBLE DEBT TO EQUITY
                      Significantly Improves Balance Sheet


WESTBOROUGH, MA, APRIL 15, 2004 - INSCI Corp. (OTCBB:INCC), a leading provider of enterprise content management (ECM) solutions, today announced that two of the Company's principal shareholders, Paramus, NJ-based Selway Partners, LLC (Selway), and Wayne, PA- based CIP Capital L.P. (CIP) have exchanged and converted their existing $1.6 million convertible debentures to INSCI Series C Convertible Preferred Stock.


The Series C Convertible stock purchase agreement, which resulted in the conversion of the debt facility to equity, significantly improves the Company's balance sheet. The transaction was approved by INSCI's independent board and was effective as of the Company's fiscal year ended March 31, 2004.

The $1.6 million Series A Debentures were exchanged and converted into an aggregate of 831,726 shares of Series C Convertible preferred stock, which can be converted at a fixed conversion price into a total of 1.7 million shares of INSCI common stock. The transaction eliminates approximately $1.6 million of term debt, for an expected cash savings of principal and interest in excess of $1.9 million over the next two years; funds which are now available to fund INSCI's strategic growth initiatives.

INSCI President and CEO Henry F. Nelson said, "This marks another chapter in the three-year program to improve the Company's capitalization and strengthen its balance sheet. The financial benefits of this transaction are significant. It not only substantially reduces our interest expense, thereby freeing up cash, but it also increases shareholders equity. And more importantly, it helps position the Company to better pursue a number of expansion opportunities as it should provide significant cash availability to fund our growth plans."

Winston Churchill, CIP Managing General Partner, commented, "We willingly converted this debt to equity because of our confidence in management and support of the Company's business plan and growth strategy. We look forward to continuing participation in the growth of INSCI."





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INSCI Debt Conversion

Over the past three years, INSCI has substantially improved its financial position to accelerate its growth plans. Through a series of initiatives, the Company has eliminated all term debt, improved its interest rate risk profile, enhanced current and future liquidity and aligned its capital management philosophy with its strategic plan.

"Taking these steps and eliminating this debt permits us to focus on and accelerate our future growth strategy," added Nelson. "Going forward, INSCI's improved financial performance and simplified balance sheet should help make our strategy more visible and easier for investors to understand."

ABOUT INSCI CORP.
INSCI Corp. (OTCBB: INCC) is a leading provider of solutions for the enterprise content management (ECM) market. INSCI's technology provides a strong foundation for managing the full spectrum of enterprise content, from documents to e-mail, and graphics to video. INSCI's fixed content and digital asset management (DAM) systems are empowering world- leading companies to enhance their bottom line, meet regulatory compliance requirements, improve customer service, global marketing, media syndication, and cross-media publishing. For more information about INSCI, visit WWW.INSCI.COM

There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of INSCI, their management, and their customers. Words like "plans," "intends," "believes," "signifies," "estimates," "anticipate," "will," "expect," and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements as discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year-ended March 31, 2003, and its Quarterly Reports on Form 10-Q for the periods ending June 30, 2003, September 30, 2003 and December 31, 2003. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.









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